                             Exhibit 21.1
                             SUBSIDIARIES
                    THE SABRE GROUP HOLDINGS, INC.


The SABRE Group Holdings, Inc. SUBSIDIARY
(All subsidiaries are wholly-owned unless otherwise noted in parenthesis. Each subsidiary's subsidiaries outlined further below.)

   The SABRE Group, Inc.  (Delaware)

The SABRE Group, Inc. SUBSIDIARIES

   Axess International Network, Inc. (Japan) (25%)
   ENCOMPASS Holding, Inc. (Delaware)
   Prize Ltd. (Latvia) (50%)
   SABRE Decision Technologies International, Inc. (Delaware)
   SABRE Decision Technologies Licensing, Inc. (Delaware)
   SABRE Enterprises, Inc. (Delaware)
   SABRE International, Inc. (Delaware)
   SABRE International Holdings, Inc. (Delaware)
   SABRE Limited (New Zealand)
   SABRE Soluciones de Viaje S. de R.L. de C.V. (99%)
   SABRE Technology Enterprises, Ltd. (Cayman Islands)
   SABRE Technology Holland B.V. (The Netherlands)
   SST Finance, Inc. (Delaware)
   SST Holding, Inc. (Delaware)
   TSGL, Inc. (Delaware)
   The SABRE Group Sales (Barbados), Ltd.
   Ticketnet Corporation (Canada)

SABRE Decision Technologies International, Inc. SUBSIDIARY

   SABRE Decision Technologies (Australia) Pty Ltd.

SABRE International, Inc. SUBSIDIARIES

   SABRE CIS Holdings, Inc. (Delaware)
   SABRE Belgium (Belgium) (99%)
   SABRE Computer-Reservierungssystem GmbH (Austria)
   SABRE Danmark ApS (Denmark)
   SABRE Deutschland Marketing GmbH (Germany)
   SABRE Deutschland Services GmbH (Germany)
   SABRE Espana Marketing, S.A. (Spain) (99%)
   SABRE Europe Management Services Ltd. (UK) (99%)
   SABRE France Sarl (France)
   SABRE Hellas SA (Greece)
   SABRE Ireland Limited (Ireland)
   SABRE Italia S.r.l. (Italy) (99%)
   SABRE Marketing Nederland B.V. (The Netherlands)
   SABRE Norge AS (Norway)
   SABRE Portugal Servicos LDA (Portugal) (99%)

   SABRE Servicios Colombia LTDA (Colombia) (99%)
   SABRE Suomi Oy (Finland)
   SABRE Sverige AB (Sweden)
   SABRE UK Marketing Ltd. (UK) (99%)
   STIN Luxembourg S.A. (Luxembourg) (99%)

SABRE International Holdings, Inc. SUBSIDIARIES

   SABRE Belgium (Belgium) (1%)
   SABRE Espana Marketing, S.A. (Spain) (1%)
   SABRE Europe Management Services Ltd. (UK) (1%)
   SABRE Italia S.r.l. (Italy) (1%)
   SABRE Portugal Servicos LDA (Portugal) (1%)
   SABRE Servicios Colombia LTDA (Colombia) (1%)
   SABRE UK Marketing Ltd. (UK) (1%)
   STIN Luxembourg S.A. (Luxembourg) (1%)
   The SABRE Group International (Bahrain) W.L.L. (1%)

SABRE Soluciones de Viaje S. de R.L. de C.V. SUBSIDIARY

   SABRE Informacion S.A. de C.V. (99%)

SABRE Technology Enterprises, Ltd. SUBSIDIARIES

   SABRE Technology Enterprises II, Ltd. (Cayman Islands)
   The SABRE Group International (Bahrain) W.L.L. (99%)

SABRE Technology Holland B.V. SUBSIDIARIES

   SABRE Informacion S.A. de C.V. (1%)
   SABRE Soluciones de Viaje S. de R.L. de C.V. (1%)

SST Holding, Inc. SUBSIDIARY

   SABRE Sociedad Tecnologica S.A. (Mexico) (51%)

SABRE Sociedad Tecnologica S.A. SUBSIDIARY

   SABRE Services Administration (Mexico)

TSGL, Inc. SUBSIDIARY

   TSGL Holding, Inc. (Delaware)

Ticketnet Corporation SUBSIDIARY

   148548 Canada, Inc. (Canada)